UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
___________________________________________________
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 31, 2025

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Invesco Commercial Real Estate Finance Trust, Inc.
(Exact name of registrant as specified in its charter)
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Maryland	000-56564	92-1080856
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2300 N Field Street
Suite 1200
Dallas, Texas 75201
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (972) 715-8400
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act: None

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 8.01    Other Events.
Invesco Commercial Real Estate Finance Trust, Inc. (referred to herein as the "Company," "we," "our," or "us") is filing this Current Report on Form 8-K in order to provide an update regarding our net asset value ("NAV").
September 1, 2025 Transaction Price
The transaction price for each share class of our common stock is equal to such share class's NAV per share as of July 31, 2025. A calculation of the NAV per share is set forth below.
July 31, 2025 NAV per Share
Our NAV per share is calculated in accordance with valuation guidelines that have been approved by our board of directors. Our NAV per share, which is updated as of the last calendar day of each month, is made available to our current stockholders on our website at www.invesco.com/INCREF and on our toll-free, automated telephone line at 833-834-4924.
Transactions or events have occurred since July 31, 2025 that could have a material impact on our NAV per share, upon which our transaction and repurchase price is based. We have included a breakdown of the components of total NAV and NAV per share for July 31, 2025.
Our total NAV presented in the following tables includes the aggregate NAV of our outstanding shares of common stock. The following table provides a breakdown of the major components of our total NAV as of July 31, 2025:

$ in thousands	July 31, 2025
Commercial real estate loan investments	$3,670,991
Real estate related securities	10,825
Cash and cash equivalents	121,545
Restricted cash	13,225
Interest receivable	14,205
Derivative assets	1,479
Other assets	17,085
Secured financing facilities	(1,916,130)
Collateralized loan obligations	(1,002,213)
Revolving credit facility	—
Interest payable	(8,391)
Derivative liabilities	(915)
Subscriptions received in advance	(13,016)
Due to affiliates	(8,191)
Due to affiliate - Management fee	(1,884)
Due to affiliate - Performance fee	(1,764)
Accounts payable, accrued expenses and other liabilities	(6,010)
Common stock dividends payable	(6,723)
Net asset value	$884,118
The following table provides a breakdown of our total NAV and NAV per share by class as of July 31, 2025. We did not issue any Class D-1 shares as of July 31, 2025.

$ in thousands, except per share data	Class S	Class S-1	Class D	Class I	Class E	Class F	Total(1)
Net asset value	$34,340	$378,488	$30,161	$180,778	$38,964	$221,387	$884,118
Number of outstanding common shares	1,374,472	15,090,099	1,208,199	7,217,334	1,521,638	8,590,042	35,001,784
NAV per share	$24.9843	$25.0819	$24.9640	$25.0477	$25.6063	$25.7725

(1) Share amounts are rounded to the nearest whole share.
We include no discounts to our NAV for the illiquid nature of our shares, including the limitations on our stockholders’ ability to sell shares under our Share Repurchase Plan and our ability to suspend or terminate our Share Repurchase Plan at any time. Our NAV generally does not consider exit costs (e.g., selling costs and commissions related to the sale of an investment) that would likely be incurred if our assets and liabilities were liquidated or sold. While we may use market pricing concepts to value individual components of NAV, NAV per Share is not derived from the market pricing information of open-end real estate debt funds listed on stock exchanges.
Our NAV is not a representation, warranty or guarantee that (1) a stockholder would be able to realize the NAV per shares for the shares a stockholder owns if the stockholder attempts to sell its shares; (2) stockholder would ultimately realize distributions per share equal to the NAV per share upon liquidation of our assets and settlement of our liabilities or a sale of the Company; (3) shares would trade at their NAV per share on a national securities exchange; (4) a third party would offer the NAV per share for shares in an arm’s-length transaction to purchase all or substantially all of the shares; and/or (5) the NAV per share would equate to a market price of an open-ended real estate debt fund.
Valuation of Commercial Real Estate Loan Investments
The following table summarizes the estimated significant unobservable inputs supporting the fair value measurement of our commercial real estate loan investments:

Valuation Technique	Unobservable Input	Weighted Average Rate	Range	Weighted Average Life(1)(2)
Discounted cash flow	Discount rate	6.82%	4.25% -11.99%	0.42 years
(1) Based on expected cash flows and potential prepayments.
(2) Weighted average rate and life are not applicable for loans held by the consolidated collateralized loan obligations ("CLO"), as they were not valued using a discounted cash flow approach. Loans held by the CLO are valued using the more observable fair value of the notes issued by the CLO.
The discount rate above is subject to change based on changes in economic and market conditions, in addition to changes in the underlying economics of the arrangement, such as changes in the underlying property valuation and debt service. These rates are also based on the location, type and nature of each underlying property and related industry publications. Changes in discount rates result in increases or decreases in the fair values of these investments. The discount rate encompasses, among other things, uncertainties in the valuation models with respect to the amount and timing of cash flows. It is not possible for us to predict the effect of future economic or market conditions based on our estimated fair values.
Valuation of Secured Financing Facilities
The following table summarizes the estimated significant unobservable inputs used in the fair value measurement of our secured financing facilities:

Valuation Technique	Unobservable Input	Weighted Average Rate	Range	Weighted Average Life(1)
Discounted cash flow	Discount rate	5.78%	2.25% - 6.59%	0.39 years
(1) Based on expected cash flows and potential prepayments.
The discount rate above is subject to change based on changes in economic and market conditions, in addition to changes in the underlying economics of the pledged commercial real estate loan, such as changes in the loan-to-value ratio, credit profile and debt service. These rates are also based on the location, type and nature of each pledged property underlying the commercial real estate loan and related industry publications. Changes in discount rates result in increases or decreases in the fair values of these investments. The discount rate encompasses, among other things, uncertainties in the valuation models with respect to the amount and timing of cash flows. It is not possible for us to predict the effect of future economic or market conditions based on our estimated fair values.

Portfolio Update
As of July 31, 2025, the Company's commercial real estate loan portfolio has a fair value of $3.7 billion and outstanding principal balance of $3.7 billion.
In July 2025, the Company closed on three loan originations including a $6.8 million whole loan secured by a self-storage property in Tacoma, Washington, $80.2 million whole loan secured by a nine-building industrial portfolio in Orlando, Florida, and a $50.6 million whole loan secured by an industrial property in Northern Italy.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Invesco Commercial Real Estate Finance Trust, Inc.

By:	/s/ Courtney Popelka
Courtney Popelka
Chief Financial Officer and Treasurer

Date: August 15, 2025